Exhibit 4.2

EXECUTION VERSION

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)

SUPPLEMENTAL INDENTURE NO. 1

Dated as of May 9, 2012

to

BASE INDENTURE

Dated as of May 9, 2012

4.125% SENIOR NOTES DUE 2022

Deutsche Bank Trust Company Americas

Trustee

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SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”) dated as of May 9, 2012 between TELEFONAKTIEBOLAGET LM ERICSSON (PUBL), a public limited liability company organized under the laws of the Kingdom of Sweden (“Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (together with its successors and assigns, the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Company and the Trustee have executed and delivered a base indenture, dated as of May 9, 2012 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture,” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s debt securities to be issued from time to time in one or more series;

WHEREAS, pursuant to Section 9.1(e) of the Base Indenture, the Company and the Trustee may supplement the Base Indenture without the consent of any Holders to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by the Base Indenture; and

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a Series of its Securities, to be titled as its “4.125% Senior Notes due 2022”, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture.

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under the Indenture.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Article I of the Base Indenture:

“Change of Control” shall be deemed to have occurred if (whether or not approved by the Board of Directors or the executive board of the Company) any person or persons acting in concert or any person or persons acting on behalf of any such person(s), at any time directly or indirectly own(s) or acquire(s) (in each case, whether, without limitation, in connection with a merger or consolidation) more than 50% of the Voting Stock of the Company.

“Change of Control Triggering Event” means the Securities are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such

Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade) provided that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“DTC” means The Depository Trust Company, its nominees and successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); or the equivalent investment grade credit rating from any replacement Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide a rating of the Securities publicly available for reasons outside of the control of the Company, the Company may appoint a “nationally recognized statistical rating organization” (registered under Section 15E of the Exchange Act) as a replacement for such Rating Agency as certified, in writing, by the Company to the Trustee.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and two other primary U.S. government securities dealers selected by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

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“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities” means the 4.125% Senior Notes due 2022 established by this Supplemental Indenture and issued by the Company pursuant to the Indenture.

“Stated Maturity” means, with respect to the payment of principal on the Securities, May 15, 2022, and with respect to an installment of interest on the Securities, the dates set out in Section 2.4.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” means the issued share capital of a company carrying voting rights.

Section 1.2. Other Definitions.

TERM	DEFINED IN SECTION
“Change of Control Payment”	4.1
“Change of Control Payment Date”	4.1
“Change of Control Offer”	4.1
“Primary Treasury Dealer”	1.1
“Redemption Date”	3.2
“Redemption Price”	3.2
“Trigger Period”	1.1

Section 1.3. Incorporation by Reference of Trust Indenture Act.

Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The following TIA terms used in the Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

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“indenture security holder” means a Securityholder.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular; and

(e) unless otherwise specified, references to days shall mean calendar days.

In addition, to the extent that the terms of this Supplemental Indenture are inconsistent or conflict with the terms of the Base Indenture, then, for purposes of the Securities, the terms of this Supplemental Indenture shall apply to the extent of such inconsistency or conflict.

ARTICLE II.

THE SECURITIES

Section 2.1. Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of the Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for DTC (who shall be the initial Depositary with respect to the Securities), duly executed by the Company and authenticated by the Trustee. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

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The Securities shall be issued at the initial issuance price of 99.585% of the principal amount.

Securities registered in the names of the Holders other than the Depositary for the Securities or its nominee, issued in exchange for Securities represented by interests in a Global Security pursuant to Section 2.14.2 of the Base Indenture may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A and, if applicable, bearing any legends required hereby.

The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

Section 2.2. Execution and Authentication of Securities.

Upon receipt of a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $1,000,000,000.

Section 2.3. Place of Payment.

For the purposes of the Securities, the Place of Payment shall be the Corporate Trust Office.

Section 2.4. Interest Payment and Record Dates.

The Interest Payment Dates for the Securities shall be May 15 and November 15 of each calendar year, beginning with November 15, 2012, and including May 15, 2022. The Regular Record Date for an Interest Payment Date that falls on May 15 shall be the immediately preceding May 1, and the Regular Record Date for an Interest Payment Date that falls on November 15 shall be the immediately preceding November 1.

Section 2.5. Sinking Fund.

There shall be no sinking fund with respect to the Securities. Article XI of the Base Indenture shall not apply to the Securities.

Section 2.6. Global Securities.

The Securities shall initially be issued in the form of one of more Global Securities, and the provisions of the Base Indenture (including, but not limited to, Section 2.14) relating to Global Securities shall apply to the Securities.

Section 2.7. Ranking.

The Securities will constitute an unsecured and unsubordinated obligation of the Company, and shall rank pari passu, without any preference among themselves, with all of the Company’s other unsecured and unsubordinated obligations present and future, except such

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obligations as are preferred by operation by law. Unless the context otherwise requires, the Securities shall be considered collectively to be a single class for all purposes of the Indenture, including without limitation waivers, amendments, redemptions and Change of Control Offers.

Section 2.8. Additional Securities.

The Company may, without the consent of the Holders, issue additional Securities of this Series. Any such additional Securities shall have the same terms as the Securities (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the Securities and the issuance price), so that such additional Securities will be consolidated and form a single Series with the Securities; provided, that in order to have the same identification number as the existing Securities, (i) the existing Securities and such additional Securities will be issued with no more than de minimis original issue discount for U.S. federal tax purposes or (ii) such additional Securities will be part of a qualified reopening of the Securities for U.S. federal income tax purposes.

ARTICLE III.

OPTIONAL REDEMPTION

Section 3.1. Optional Redemption.

The Securities shall be redeemable at the Company’s election, in whole or in part, at any date (the “Redemption Date”). The redemption price (“Redemption Price”) shall be equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest to the Redemption Date.

Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Article III of the Base Indenture.

ARTICLE IV.

COVENANTS

Section 4.1. Additional Covenants.

In addition to those covenants set forth in Article IV of the Base Indenture, the Company shall comply with the following covenant, and such additional covenant shall be subject to covenant defeasance pursuant to Section 8.4 of the Base Indenture:

Repurchase upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to Section 3.7 of the Base Indenture or Section 3.1 hereof, each Holder of the Securities shall have the right to require the Company to repurchase all or a portion of such Holder’s Securities (in

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integral multiples of $1,000) pursuant to an offer (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of the Securities on the relevant record date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by mail, a notice to each Holder of the Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the Securities electing to have such Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of each Security completed, to the Trustee at the address specified in the notice, or transfer such Securities to the Trustee by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

In connection with the repurchase of the Securities as a result of a Change of Control Triggering Event, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, the Company shall comply with such applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Indenture by virtue of such conflicts.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(a) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each registered Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee, upon receipt of a Company Order, will promptly authenticate and mail (at the Company’s expense), or cause to be transferred by book entry, to each Holder a new Security equal in principal amount to any

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unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple of $1,000 thereafter. Any Security so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Company may make a Change of Control Offer in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place that gives rise to the Change of Control Triggering Event at the time of making the Change of Control Offer.

ARTICLE V.

DEFAULTS

Section 5.1. Additional Events of Default.

With respect to the Securities, in addition to the Events of Default set forth in Article IV of the Base Indenture, the following provision shall also be an Event of Default:

(a) the Company shall fail to repay any other indebtedness for borrowed money of the Company when due or within any permitted grace period or shall fail to perform its payment obligations under any guarantee of any indebtedness for borrowed money of any other person, unless liability under such indebtedness or under such guarantee shall be contested in good faith, provided that the aggregate principal amount of all such indebtedness for borrowed money which has not been repaid or in respect of which the guarantee has not been performed is at least U.S.$100,000,000 or its equivalent in any other currency or currencies.

ARTICLE VI.

MISCELLANEOUS

Section 6.1. Trust Indenture Act Controls.

If any provision of the Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in the Indenture by the TIA, such required or deemed provision shall control.

Section 6.2. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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Section 6.3. Governing Laws.

THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 6.4. No Adverse Interpretation of Other Agreements.

Neither this Supplemental Indenture nor the Base Indenture may be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or Base Indenture.

Section 6.5. Successors.

All agreements of the Company in this Supplemental Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 6.6. Severability.

In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.7. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 6.8. Trustee Makes No Representation. The recitals contained herein and the Securities are those of the Company and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Securities. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

TELEFONAKTIEBOLAGET
LM ERICSSON (PUBL)

By	/s/ Vidar Mohammar
Name: Vidar Mohammar
Title: Attorney-in-Fact

By	/s/ Cecilia Björklöf Pedersen
Name: Cecilia Björklöf Pedersen
Title: Attorney-in-Fact

(Signature Page to the Supplemental Indenture No. 1)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

(Signature Page to the Supplemental Indenture No. 1)

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)

4.125% SENIOR NOTES

DUE 2022

No. [—]	$[—]

CUSIP No. [—]
ISIN No. [—]

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL), a public limited liability company organized under the laws of the Kingdom of Sweden (the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., as nominee for DTC, or registered assigns, the principal sum of [—] dollars ($[—]) on May 15, 2022 and to pay interest thereon from May 9, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for, as the case may be, payable on May 15 and November 15 of each year, commencing November 15, 2012, at the rate of 4.125% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest is permitted by law) to pay interest at the rate per annum borne by this Security on any overdue principal and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Trustee and the Holders not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Principal of and interest on the Securities will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The transfer of the Securities will be registrable, the Securities may be presented for exchange, and notices and demands to or upon the Company in respect of this Security and the Indenture may be served, at the office or agency of the Company maintained for such purpose (which initially will be the office or agency of the Trustee in The City of New York). The interest payable on this Security will be paid to Cede & Co., the nominee of the Depositary, or its registered assigns as the registered owner of this Security, by wire transfer of immediately available funds on each of the applicable Interest Payment Dates.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)

By:

Name:
Title:

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated “4.125% Senior Notes due 2022” referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:

Name:
Title:

By:

Name:
Title:

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)

4.125% SENIOR NOTES DUE 2022

1.	General.

This Security is one of a duly authorized series of securities of the Company issued and to be issued under an indenture dated as of May 9, 2012 between the Company and Deutsche Bank Trust Company Americas, as Trustee (together with its successors and assigns, the “Trustee”) (as amended, modified or supplemented from time to time, the “Base Indenture”, and together with the Supplemental Indenture No. 1 dated as of May 9, 2012 between the Company and the Trustee, the “Supplemental Indenture”, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $[—] (herein called the “Securities”). All terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

2.	Paying Agent, Registrar and Notice Agent.

Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent, Registrar and Notice Agent. Upon notice to the Trustee, the Company may change any Paying Agent, Registrar or Notice Agent, without prior notice to the Holders, and the Company, or any of its subsidiaries, may act as paying agent or registrar for the Securities; provided, however, that in no event may the Company appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Securities.

3.	Indenture.

The terms of the Securities include those stated in the Indenture and the TIA. The Securities are subject to all such terms, and the Holders are referred to the Indenture and the TIA for a statement of them.

4.	Sinking Fund.

The Securities are not subject to any sinking fund.

5.	Additional Securities.

The Company may, without the consent of the Holders, issue additional Securities of this Series. Any such additional Securities shall have the same terms as the Securities (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the Securities and the issuance price), so that such additional Securities will be consolidated and form a single Series with the Securities; provided, that in order to have the same identification number as the existing Securities, the existing Securities and such additional Securities will be issued with no more than de minimis original issue discount for U.S. federal tax purposes, or such additional Securities will be part of a qualified reopening of the Securities for U.S. federal income tax purposes.

6.	Redemption for Changes in Taxes.

The Company may redeem all, but not less than all, of the Securities, at any time thereafter, upon not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable), at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date in the case the Company would be obligated to pay, on the next date for any payment, Additional Amounts, which the Company cannot avoid by the use of reasonable measures available to it, as a result of:

(a)	any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) or relevant treaties of any Relevant Taxing Jurisdiction which becomes effective after the date of the Indenture; or

(b)	any change which becomes effective after the date of the Indenture in the official application or official interpretation or administration of such laws, regulations or rulings or relevant treaties (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) of any Relevant Taxing Jurisdiction.

The foregoing provisions shall apply mutatis mutandis to any successor to the Company, after such successor becomes a party to the Indenture.

Prior to the giving of any notice of the redemption described in this paragraph, the Company will deliver to the Trustee an Officer’s Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it; and a written opinion of independent legal counsel of recognized standing addressed to the Company, as the case may be, qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law.

The Trustee will accept such Officers’ Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

7.	Optional Redemption

The Company may redeem the Securities at the Company’s election, in whole or in part, on the Redemption Date, which may be at any date. The redemption price shall be equal to the greater of: (a) 100% of the principal amount of the Securities to be redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest to the Redemption Date.

8.	Redemption for Change of Control.

Each Holder of the Securities has the right to require the Company to repurchase all or a portion of such Holder’s Securities (in integral multiples of $1,000) pursuant to an offer (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”) upon the occurrence of a Change of Control Triggering Event with respect to the Securities, subject to the rights of Holders of the Securities on the relevant record date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by mail, a notice to each Holder of the Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the Securities electing to have such Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of each Security completed, to the Trustee at the address specified in the notice, or transfer such Securities to the Trustee by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(a)	accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof properly tendered; and

(c)	deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each registered Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (at the Company’s expense), or cause to be transferred by book entry, to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple of $1,000 thereafter. Any Security so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

9.	Redemption in Part.

In the event of redemption of this Security in part only, a new Security or Securities of this Series and of like maturity for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

10.	Denominations; Transfer; Exchange.

This Security is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples in excess thereof.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer, or the exchange for an equal principal amount, of this Security is registrable with the Registrar upon surrender of this Security for registration of transfer (whereupon one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor will be delivered in the name of the designated transferee or transferees), or exchange for an equal principal amount, at the office or agency of the Registrar.

Every Security presented or surrendered for registration of transfer or exchange will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any such registration of transfer or exchange, but the Company may, subject to certain exceptions, require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

11.	Persons Deemed Owners.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12.	Unclaimed Money.

Subject to applicable abandoned property law, the Trustee and any Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.	Defeasance Prior to Maturity.

The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Securities or (ii) certain covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein.

14.	Amendment; Supplement; Waiver.

Subject to certain limitations described in the Indenture, the Indenture permits the Company and the Trustee to enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders. Subject to certain limitations described in the Indenture, the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance by the Company with any provision of the Indenture or the Securities and certain past defaults under the Indenture and their consequences.

15.	Restrictive Covenants.

The Indenture imposes certain limitations on the Company’s ability to create or incur certain Encumbrances on any of its present or future assets and on the Company’s ability to engage in mergers or consolidations or the conveyance, transfer or lease of all or substantially all of its properties and assets. These limitations are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

16.	Defaults and Remedies.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared (or, in certain cases, shall ipso facto become) due and payable in the manner and with the effect provided in the Indenture.

17.	Proceedings.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities and unless also the Holders of not less than 25% in principal amount of the outstanding Securities at the time outstanding shall have made written request, and offered indemnity or security satisfactory to the Trustee, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time outstanding a direction inconsistent with such request, and shall have failed to institute such proceeding, within 60 days. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or any interest hereon on or after the respective due dates expressed herein.

18.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

19.	No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.	Governing Law.

The internal laws of the State of New York shall govern the Indenture and the Securities.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common		UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties				Custodian
			(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including

postal zip code of assignee)

this Security and all rights thereunder hereby irrevocably constituting and appointing

, Attorney,
to transfer this Security on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Security in every particular, without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE*

If you want to elect to have this Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture No. 1, check the appropriate box below

Section 4.1 ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture No. 1, state the amount you elect to have purchased (in denominations of $1,000 or integral multiples of $1,000 in excess thereof):

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Registered Security, or exchanges of a part of another Global Security or Definitive Registered Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Principal Paying Agent, Trustee or Common Depositary

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